Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2002 relating to the financial statements, which appears in the Bank of America Corporation Annual Report for the year ended December 31, 2001.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Charlotte, North Carolina
December 20, 2002